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Inhibrx Announces $200 Million Private Placement Financing

SAN DIEGO, August 29, 2023 / PRNewswire/ -- Inhibrx, Inc. (Nasdaq: INBX) (“Inhibrx” or the “Company”), a clinical-stage biopharmaceutical company dedicated to the development of therapeutics for oncology and rare diseases, announced today that it has entered into a securities purchase agreement for a private placement financing (the “PIPE”) that is expected to result in gross proceeds of approximately $200 million. The financing was limited to certain of the Company’s existing investors, which included participation from RA Capital Management as the lead investor, Viking Global Investors, Perceptive Advisors, and TCGX.

In the PIPE, Inhibrx is selling an aggregate of 3,621,314 shares of its common stock at a price of $19.35 per share and, in lieu of common stock to certain investors, pre-funded warrants to purchase up to an aggregate of 6,714,636 shares of common stock at a purchase price of $19.3499 per pre-funded warrant. Each pre-funded warrant has an exercise price of $0.0001 per share of common stock and is immediately exercisable and remains exercisable until exercised in full. The PIPE is expected to close by August 31, 2023, subject to customary closing conditions.

The securities to be sold in the PIPE, including the shares of common stock underlying the pre-funded warrants, have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Inhibrx has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock and the shares of common stock underlying the pre-funded warrants issued in the PIPE.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Inhibrx, Inc.

Inhibrx is a clinical-stage biopharmaceutical company focused on developing a broad pipeline of novel biologic therapeutic candidates in oncology and orphan diseases. Inhibrx utilizes diverse methods of protein engineering to address the specific requirements of complex target and disease biology, including its proprietary protein engineering platforms. For more information, please visit www.inhibrx.com.

Forward-Looking Statements

Inhibrx cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Inhibrx's current beliefs and expectations. Forward-looking statements include, but are not limited to, statements regarding: the anticipated proceeds to be received in the proposed PIPE, expected timing of closing of the proposed PIPE, the timing of registration of the securities sold in the PIPE with the Securities and Exchange Commission, Inhibrx's and its investigators' judgments and beliefs regarding the strength of Inhibrx's pipeline and the observed safety and efficacy to date of its

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therapeutic candidates; whether a trial is registration-enabling; future clinical development of Inhibrx's therapeutic candidates, including any potential for approval or accelerated approval. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Inhibrx's business, including, without limitation, risks and uncertainties regarding: the initiation, timing, progress and results of its preclinical studies and clinical trials, and its research and development programs; its ability to advance therapeutic candidates into, and successfully complete, clinical trials; its interpretation of initial, interim or preliminary data from its clinical trials, including interpretations regarding disease control and disease response; the timing or likelihood of regulatory filings and approvals; the successful commercialization of its therapeutic candidates, if approved; the pricing, coverage and reimbursement of its therapeutic candidates, if approved; its ability to utilize its technology platform to generate and advance additional therapeutic candidates; the implementation of its business model and strategic plans for its business and therapeutic candidates; its ability to successfully manufacture therapeutic candidates for clinical trials and commercial use, if approved; its ability to contract with third-party suppliers and manufacturers and their ability to perform adequately; the scope of protection it is able to establish and maintain for intellectual property rights covering its therapeutic candidates; its ability to enter into strategic partnerships and the potential benefits of these partnerships; its estimates regarding expenses, capital requirements and needs for additional financing and financial performance; and other risks described from time to time in Inhibrx's filings with the SEC, including under the heading “Risk Factors” in Inhibrx's Annual Report on Form 10-K filed with the SEC on March 6, 2023 and subsequently filed reports. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Inhibrx undertakes no obligation to update these statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor and Media Contact:
Kelly Deck, CFO
ir@inhibrx.com
858-795-4260